Exhibit 8.2

[FORM OF OPINION OF WALKERS]

[—], 2012

CEVA Logistics Inc.

Excelsior Road

Ashby de la Zouch

Leicestershire LE65 9BA

United Kingdom

Dear Sirs

CEVA LOGISTICS INC.

We act as Cayman Islands counsel to CEVA Logistics Inc. (formerly known as CEVA Investments Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the Registration Statement on Form F-1 (Registration No. 333-181184) (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) registering ordinary shares of the Company with a nominal or par value of US$0.01 per share, under the Securities Act of 1933, as amended (the “Act”).

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction and have assumed that all statements, representations and assumptions made by the Company, including the statements, representations and assumptions contained in the Registration Statement (which we have neither investigated nor verified) are true, complete and correct.

Based on the foregoing and subject to the assumptions and qualifications set forth herein and in the Registration Statement we hereby confirm that the discussion set forth in the Registration Statement under the heading “Material Tax Consequences—Certain Cayman Islands Tax Considerations” constitutes the opinion of Walkers.

We are furnishing this opinion to the Company solely in connection with the transactions described herein and this opinion is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Material Tax Consequences—Certain Cayman Islands Tax Considerations” and the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully